EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 29, 2005, by and among The Wet Seal, Inc., a Delaware corporation, with headquarters located at 26972 Burbank, Foothill Ranch, California 92610 (the ”Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and certain Buyers (the “Original Buyers”) entered into that certain Securities Purchase Agreement dated as of November 9, 2004 (as amended and restated and further amended prior to the date hereof, the “Existing SPA”), whereby the Company, among other things, issued Series A Warrants (the “Series A Warrants”) and Series B Warrants (the “Series B Warrants”) (collectively, the “Existing Warrants”), which Existing Warrants are exercisable to acquire up to specified numbers of shares of the Company’s Class A Common Stock, $0.10 par value per share (the “Class A Common Stock”). In connection therewith, the Company and the Original Buyers entered into a Registration Rights Agreement with respect to, among other things, the shares of Class A Common Stock to be received upon exercise of the Existing Warrants (as amended prior to the date hereof, the “Existing RRA”).

B. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

C. The Company has authorized a new series of convertible preferred stock of the Company designated as Series C Convertible Preferred Stock, the terms of which are set forth in the certificate of designations for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (the “Preferred Shares”), which Preferred Shares shall be convertible into shares of the Class A Common Stock (as converted, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

D. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Preferred Shares set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 24,600 Preferred Shares and (ii) Series E Warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to acquire up to that number of additional shares of Class A Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers attached hereto (which aggregate number for all Buyers shall be 7,500,000 shares of Class A Common Stock) (as exercised, collectively, the ”Warrant Shares”).

E. Each Buyer wishes to exercise (i) its Series A Warrants for that aggregate number of shares of Class A Common Stock set forth opposite such Buyer’s name in column (2) on the Schedule of Closing Exercise Shares attached hereto (which aggregate number for all Buyers shall be 2,300,000 shares of Class A Common Stock) on the terms and conditions of the Series A Warrants and (ii) a portion of its Series B Warrants for that aggregate number of shares of Class A Common Stock set forth opposite such Buyer’s name in column (3) on the Schedule of Closing Exercise Shares attached hereto (which aggregate number for all Buyers shall be 1,059,997 shares of Class A Common Stock) on the terms and conditions of the Series B Warrants (the shares received upon the exercises referred to in clauses (i) and (ii) are collectively referred to herein as the “Closing Exercise Shares”).

F. On or prior to the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (as amended or modified from time to time in accordance with its terms, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Preferred Shares, Warrants, Conversion Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

G. In connection with the transactions contemplated by the Existing SPA, the Company entered into the following agreements: (i) a credit agreement by and among the Company and certain of its Subsidiaries, S.A.C. Capital Associates, LLC, as administrative agent and collateral agent (in such capacity the “Bridge Agent”), and certain of the Buyers, as lenders, as amended prior to the date hereof (the “Bridge Facility”); (ii) an intercreditor and lien subordination agreement by and among the Bridge Agent, Fleet Retail Group, Inc., as administrative agent and collateral agent (the “Senior Agent”) for certain lenders (the “Senior Lenders”) and the Company and certain of its Subsidiaries, as amended prior to the date hereof (the “Intercreditor Agreement”); (iii) an Amended and Restated Subordination Agreement, by and among the Senior Lenders, the Buyers, The Bank of New York, as trustee (the “Trustee”) and the Company (the “Amended and Restated Subordination Agreement”).

H. On the Escrow Date (as defined below), the parties hereto shall execute and deliver the following documents: (i) a second amendment to the Bridge Facility, (ii) a first amendment to the Amended and Restated Subordination Agreement, (iii) a third amendment to the Senior Credit Facility (as defined below) and (iv) a second amendment to the Intercreditor Agreement, (collectively, the “Security Amendments”). Certain obligations under the Warrants, the Certificate of Designations and the Registration Rights Agreement shall also be fully subordinated to the debt and liens in favor of the Senior Agent and the Senior Lenders pursuant to a Subordination Agreement, to be dated as of the Closing Date, among the Senior Lenders, the Buyers and the Company (the “Subordination Agreement”, and together with the Security Amendments, the “Security Documents”).

I. The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS; EXERCISE OF EXISTING WARRANTS.

(a) Purchase of Preferred Shares and Warrants.

(i) Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (A) that number of Preferred Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (B) one or more Series E Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

(ii) Purchase Price. The aggregate purchase price for the Preferred Shares and the Warrants to be purchased by each Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (6) of the Schedule of Buyers less: (A) such principal amount, if any, as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers, together with any accrued, but unpaid interest thereon, with respect to the Bridge Facility reduction in accordance with Section 4(x) hereof and (B) in the case of S.A.C. Capital Associates, LLC (“SAC”) (a Buyer), a withholding amount with respect to certain expenses in accordance with Section 4(g)(ii) (collectively, the “Price Reduction Amounts”); provided, however, that if SAC’s Purchase Price has been reduced to zero as a result of the application of the Price Reduction Amounts, SAC may apply any remaining Price Reduction Amounts to its Closing Exercise Price (as defined below).

(b) Purchase of Closing Exercise Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, each Buyer shall exercise its Series A Warrants and Series B Warrants pursuant to the respective terms and conditions thereof for such number of shares Class A Common Stock with respect thereto as set forth opposite such Buyer’s name in columns (2) and (3) on the Schedule of Closing Exercise Shares, respectively. The aggregate purchase price for the Closing Exercise Shares to be purchased by each Buyer at the Closing (the “Closing Exercise Price,” together with the Purchase Price, the “Total Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (7) of the Schedule of Closing Exercise Shares.

(c) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Total Purchase Price to the Company for the Preferred Shares, the Warrants and the Closing Exercise Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer (A) the Preferred Shares (represented by one or more certificates in the number and denominations as such Buyer shall request) which such Buyer is then purchasing, (B) the Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee and (C) the Closing Exercise Shares (represented by one or more certificates in the number and denominations as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(d) Closing. The date and time (the “Closing Date”) of the consummation of the transactions contemplated by Section 1(a)(ii) above (the “Closing”) shall be on or before May 3, 2005, after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such other date as is mutually agreed to by the Company and holders of at least a majority of the Preferred Shares issued and, prior to the Closing, issuable hereunder (the “Majority Buyers”)) at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

2. BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a) No Sale or Distribution. Such Buyer is acquiring the Preferred Shares, the Warrants and the Closing Exercise Shares and, upon conversion of the Preferred Shares, will acquire the Conversion Shares issuable upon conversion of the Preferred Shares and, upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise of the Warrants for its own account, not as nominee or agent, and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. For the purpose of this Agreement, “Person” shall mean any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) offered for sale, sold, assigned or transferred to an affiliate of such Buyer, (B) subsequently registered thereunder, (C) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (D) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. Such Buyer understands that, until such time as the resale of the Securities have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such instruments):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY

BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

(h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(k) Transfers to Company Employees. As of the date hereof, such Buyer does not have any agreement or arrangement to transfer any of the Securities to any of the Company’s officers, directors, employees or consultants or any affiliate entities of such Person.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification.

(i) The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns outstanding capital stock or holds an equity or similar interest representing the outstanding equity or similar interest of such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no Subsidiaries except as set forth on Schedule 3(a). Schedule 3(a) sets forth the nature and percentage ownership of the Company in each Subsidiary. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and in the Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement, the Security Documents, the Existing Warrants to be exercised for the Closing Exercise Shares, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and any other certificate, instrument or document contemplated hereby or thereby (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the Warrants and the Closing Exercise Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares, and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and, other than the filings specified in Section 3(e) and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Any other Transaction Documents dated after the date herewith upon execution shall have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. As of the Closing, each of the Series A Warrants and the Series B Warrants shall be in full force and effect, enforceable against the Company in with its terms and shall not have been amended, except in accordance with their respective terms. As of the Closing, the Certificate of Designations in the form attached as Exhibit A shall have previously been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in with its terms and shall not have been amended.

(c) Issuance of Securities. The issuance of the Preferred Shares, the Warrants and the Closing Exercise Shares are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof and, as of the Closing Date, the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. As of the Closing, a number of shares of Class A Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 130% of the aggregate of the maximum number of shares Class A Common Stock: (i) issuable upon conversion of the Preferred Shares as of the trading day immediately preceding the Closing Date and (ii) issuable upon exercise of the Warrants as of the trading day immediately preceding the Closing Date. Upon issuance or conversion in accordance with the Certificate of Designations or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of shares of Class A Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Preferred Shares, Warrants and Closing Exercise Shares is exempt from registration under the 1933 Act.

(d) No Conflicts. Except as set forth in Schedule 3(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Preferred Shares, the Warrants and Closing Exercise Shares, and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares, without regard to the limitation on issuance thereof) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of is Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) to the extent that such violation, conflict, default or right would not have a Material Adverse Effect. As of the Closing Date, after giving effect to any consents or waivers obtained by the Company, the transactions contemplated hereby to effect the pay-off of the Bridge Facility will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of the Senior Credit Facility (as defined below).

(e) Consents. Except as set forth in Schedule 3(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. Except as set forth in Schedule 3(e), the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Class A Common Stock in the foreseeable future.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting individually and solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is: (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Class A Common Stock (as defined for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Except as set forth on Schedule 3(g) hereto, the Company has not engaged any investment advisor, placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares may increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. Except as set forth on Schedule 3(j)(a), the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Class A Common Stock or a change in control of the Company (each “Rights Plan”). The Board of Directors of the Company has, prior to the execution of this Agreement, adopted a resolution exempting the issuance of the Securities from any Rights Plan of the Company and from any control share acquisition statute applicable to the Company, which is attached hereto as Schedule 3(j)(b).

(k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, or as of the date of the last amendment thereof, if amended after filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3(k), as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l) Absence of Certain Changes. Other than as set forth in the SEC Documents or as set forth in Schedule 3(l), since the date of the Company’s most recent SEC Documents, there has been no material adverse change and no material adverse development, which constitutes a Material Adverse Effect. Since January 31, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. For purposes of this Section 3(l), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(s)) (other than any future lease liabilities as such exist on the date hereof), (ii) the Person is unable to pay its debts and liabilities (other than any future lease liabilities as such exist on the date hereof), subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts (other than any future lease liabilities as such exist on the date hereof) that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its Subsidiaries or their respective business, properties, prospects operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Class A Common Stock and which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3(n), without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Class A Common Stock by the Principal Market in the foreseeable future. Since January 31, 2004, (i) the Class A Common Stock has

been designated for quotation on the Principal Market, (ii) trading in the Class A Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Class A Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, as presently operated, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. Except as set forth in Schedule 3(p), the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(q) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options or restricted stock disclosed on Schedule 3(q), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Class A Common Stock, of which as of the date hereof, 41,250,582 are issued and outstanding, 10,302,540 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 67,903,332 shares are reserved for issuance prior to the exercise by the Buyers of the Closing Exercise Shares pursuant to securities (other than the aforementioned options and shares, the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Class A Common Stock, (ii) 10,000,000 shares of Class B Common Stock, $0.10 par value per share (the “Class B Common Stock”), of which as of the date hereof, none are issued and outstanding and

(iii) 2,000,000 shares of preferred stock, $0.01 par value per share, of which as of the date hereof none of which is issued and outstanding and 1,000,000 of which are reserved for issuance under the Company’s Rights Plan. Immediately prior to the Closing Date, 24,600 shares of Series C Convertible Preferred Stock shall be designated, none of which shall be issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Existing RRA and the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Class A Common Stock and the material rights of the holders thereof in respect thereto to the extent not available on the Edgar System.

(s) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company, the Class A Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors. Schedule 3(t) sets forth the details of any such litigation.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Except as set forth on Schedule 3(v), the Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth on Schedule 3(v), no executive officer of the Company (as defined in Rule 501(f) promulgated under the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters except a would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. Except as set forth in Schedule 3(w), the Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and material defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x) Intellectual Property Rights. Except as set forth in Schedule 3(x), the Company and its Subsidiaries own or possess adequate rights or licenses to use (A) patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal and common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively, “Intellectual Property Rights”), collectively with all licenses and other agreements providing the Company or its Subsidiaries the Intellectual Property Rights material to the operation of their businesses as now conducted and as described in the SEC Documents. Except as set forth in Schedule 3(x), none of the Company or any of its Subsidiaries has knowledge that any of them has infringed on any of the Intellectual Property Rights of any Person and none of the Company or any of its Subsidiaries is infringing on any of the Intellectual Property Rights of any Person. There is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation that is pending, or to the Company’s knowledge, is threatened against, the Company regarding the infringement of any of the Intellectual Property Rights. The Company is not, to its knowledge, making unauthorized use of any confidential information or trade secrets of any third party, and the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company of, any rights of a third party with respect to any Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. Except as set forth in Schedule 3(y), the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject when and as due, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb) Internal Accounting and Disclosure Controls. Except as set forth in Schedule 3(bb), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in Schedule 3(bb), the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 promulgated under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(cc) Form S-3 Eligibility. The Company is eligible to register the Preferred Shares, Warrants, Conversion Shares, the Warrant Shares and the Closing Exercise Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act. The Closing Exercise Shares shall be registered for resale by the Buyers in accordance with the terms of the Existing RRA.

(dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ee) Disclosure. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, taken as a whole, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(ff) Independent Accountants. Deloitte & Touche LLP, who have certified the consolidated financial statements of the Company as of January 31, 2004, are independent public accountants within the meaning of the 1933 Act, the 1934 Act and the standards and rules of the Public Company Accounting Oversight Board.

(gg) Investment Company. Neither the Company nor its Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will become an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

(hh) Acknowledgement Regarding Buyers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyers with applicable law, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Buyer and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Class A Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and Warrant Shares deliverable with respect to the Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.

(ii) Financial Position. After giving effect to the receipt of the net proceeds to the Company pursuant hereto at the Closing, the Company will not be subject to receipt of, and as of Closing shall not have received, from the Company’s independent auditors, inclusion of a “going concern” or other qualification in the auditor’s opinion with respect to the Company’s consolidated financial statements for the year ended January 29, 2005. The Company has no reason to believe that (i) any such “going concern” or other qualification will be included in such auditor’s opinion as to such financial statements (ii) it will be unable to file its Annual Report on Form 10-K for the fiscal year ended January 29, 2005 on or prior to April 14, 2005, or such later date as is legally applicable, but no later than April 29, 2005.

4. COVENANTS.

(a) Best Efforts; Conversion Cooperation. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such exemption or qualification so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Reporting Status. From the Closing Date until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Securities and none of the Securities is outstanding (the “Reporting Period”), and other than in accordance with the Certificate of Designations and Warrants, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall continue to timely file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise no longer require such filings.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general working capital purposes, including payment of trade creditors, and for the repayment of the Bridge Facility. The Company will not use the proceeds from the sale of the Securities for the redemption or repurchase of any of its equity securities.

(e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period provided that the following does not constitute material, nonpublic information, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any fiscal quarter, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act.

(f) Listing. The Company shall promptly secure the listing of all of the Conversion Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Class A Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Class A Common Stocks’ authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Class A Common Stock on the Principal Market.

(g) Fees. (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of any trustee or warrant agent, (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities, (C) in connection with the admission for trading of the Conversion Shares and Warrant Shares on any securities exchange or inter-dealer quotation system, (D) related to any filing with the National Association of Securities Dealers, Inc. (“NASD”), (E) the satisfaction of the conditions set forth in Sections 6 and 7, in each case whether or not the Closing Date occurs or this Agreement is terminated, and (F) otherwise in connection with satisfying its obligations hereunder. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to any agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out of pocket expenses) arising in connection with any claim relating to any such payment.

(ii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all out-of-pocket costs, fees and expenses (including, without limitation, all fees and other client charges and expenses of Schulte Roth & Zabel LLP, counsel for SAC) (“Expenses”) incurred by, or on behalf of, SAC in connection with the transactions contemplated by this Agreement, including, but not limited to, in connection with the revision, negotiation, execution and delivery of all Transaction Documents and any related documents, up to a maximum reimbursement of $250,000 (the “Fee Cap”). Subject to the Fee Cap, SAC shall be entitled to withhold any Expenses not previously reimbursed from its Purchase Price at the Closing.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York time, on the second Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the Certificate of Designations, the form of each of the Warrants and the Registration Rights Agreement) as exhibits to such filing, which Form 8-K shall be in form and substance reasonably acceptable to the Majority Buyers (including all attachments, the “Initial 8-K Filing”). On or before 8:30 a.m., New York time, on the second Business Day following the date of any material amendment to the terms set forth in this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of such amendment or modification in the form required by the 1934 Act and attaching any material transaction documents, as entered into, prepared, modified or amended, as exhibits to such filing (including all attachments, an “Amending 8-K Filing”). On or before 8:30 a.m., New York time, on the second Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the Closing and disclosing any previously undisclosed material, nonpublic information in the form required by the 1934 Act and attaching any material transaction documents not previously filed as exhibits to such filing (including all attachments, the “Final 8-K Filing”, and collectively with the Initial 8-K Filing and all Amending 8-K Filings, the “8-K Filings”). From and after the filing of the Final 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filings. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Initial 8-K Filing with the SEC without the express written consent of such Buyer. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Majority Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and provided that in any case the Company shall not disclose the identity of any Buyer without such Buyer’s express written consent unless required by applicable law and regulations).

(j) Additional Preferred Shares; Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Securities, the Company will not issue any Preferred Shares other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Class A Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Class A Common Stock at a price which varies or may vary with the market price of the Class A Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Class A Common Stock into which any Preferred Share is convertible and the then applicable Exercise Price (as defined in the Warrants) with respect to the Class A Common Stock into which any Warrant is exercisable. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Certificate of Designations) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Preferred Shares or exercise of any Warrant any shares of Class A Common Stock in excess of that number of shares of Class A Common Stock which the Company may issue upon conversion of the Preferred Shares and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(k) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.

(l) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, 130% of the aggregate number of shares of Class A Common Stock issuable upon conversion of all of the Preferred Shares and issuable upon exercise of the Warrants.

(m) Conduct of Business.

(i) Unless set forth in Schedule 4(m) or the Company shall otherwise agree in writing with the Majority Buyers (such agreement not to be unreasonably withheld) and except as expressly contemplated by the Transaction Documents, during the period from the date of this Agreement to the Closing Date, the Company shall conduct, and it shall cause its Subsidiaries to conduct, its or their businesses in the ordinary course and consistent with past practice, and the Company shall, and it shall cause its Subsidiaries to, use its or their reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all Persons with whom it does business and

(ii) without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries will:

(1) amend or propose to amend its Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

(2) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of its Subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of capital stock of the Company or any of its Subsidiaries, except for the issuance of shares pursuant to the exercise of either incentive or non-qualified stock options, including management stock options, outstanding on the date of this Agreement in accordance with their present terms;

(3) hire any executive officer of the Company;

(4) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

(5) (a) create, incur or assume any debt, except refinancings of existing obligations on terms that are no less favorable to the Company or its Subsidiaries than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than to a Subsidiary); (d) acquire the stock or assets of, or merge or consolidate with, any other Person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business consistent with past practice; or (f) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to the Company and its Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (v);

(6) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice;

(7) enter into or commit to enter into any material transaction, material monetary commitment or capital expenditure or enter into, amend, modify or terminate any material agreement (including real estate leases that are material in the aggregate);

(8) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the securities of, or by any other manner, any Person, or otherwise acquire or agree to acquire all or substantially all of the assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of the business of the Company);

(9) settle or compromise any litigation, proceeding, action or claim that could reasonably be expected to result in payments (to the extent not covered by insurance) that exceed $250,000 in the aggregate;

(10) fail to use its commercially reasonable efforts to comply in all material respects with any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company permits necessary for, or otherwise material to, such business; or

(11) agree or commit to do any of the foregoing.

(iii) Notwithstanding the forgoing, to the extent that any of the foregoing shall constitute material, nonpublic information, before seeking the Buyers’ consent hereunder, the Company shall first confirm with such Buyer that it desires to receive such information (without disclosing the nature of any information that may constitute material, nonpublic information) and if the Buyer agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

(n) Additional Issuances of Securities.

(i) For purposes of this Section 4(n), the following definitions shall apply.

(1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Class A Common Stock.

(2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Class A Common Stock or Convertible Securities.

(3) “Class A Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) From the date hereof until the date that is 30 Trading Days (as defined in the Certificate of Designations) following the Effective Date (as defined in the Registration Rights Agreement) (the “Trigger Date”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Class A Common Stock or Class A Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

(iii) In lieu of the rights set forth in (x) Section 3(bb) of that Securities Purchase Agreement, dated as of June 29, 2004 (the “June SPA”), by and among the Company and the purchasers signatory thereto (the “June 2004 Participation Right”) and (y) Section 4(n) of the Existing SPA (the “Existing Participation Right”), which June 2004 Participation Right and Existing Participation Right are hereby superseded and terminated as to all of the Buyers, from the Trigger Date until the thirty-six (36) month anniversary of the later of the date of this Agreement and the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(n)(iii).

(1) The Company shall deliver to each Buyer a written notice (the ”Offer Notice”) of any proposed or intended issuance or sale or exchange (the ”Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers the Offered Securities allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Preferred Shares purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(3) The Company shall have five (5) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(n)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(iii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(n)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(6) Any Offered Securities not acquired by the Buyers or other Persons in accordance with Section 4(n)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Certificate of Designations).

(o) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) promulgated under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(p) Integration. None of the Company or any of its Subsidiaries will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) in a manner that would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded by Rule 506 of Regulation D and Section 4(2) of the 1933 Act.

(q) Notification of Certain Matters. The Company shall give prompt notice to each Buyer if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Person (including, but not limited to, the SEC, NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Material Adverse Effect; or (iv) the commencement or threat of any litigation involving or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any of its Subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the transactions contemplated by the Transaction Documents; provided, however, that to the extent that any of the foregoing shall constitute material, nonpublic information, the Company shall first confirm with such Buyer that it desires to receive such information (without disclosing the nature of any information that may constitute material, nonpublic information) and if the Buyer agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

(r) Access and Information. Between the date of this Agreement and the Closing Date, the Company will give, and shall direct its accountants and legal counsel to give, each Buyer and their respective authorized representatives (including, without limitation, its financial advisors, accountants, consultants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company and its Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers and other employees promptly to furnish such Buyer with (a) such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as such Buyer may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of applicable securities laws or the NASD; provided, however, that to the extent that any of the foregoing shall constitute material, nonpublic information, the Company shall first confirm with such Buyer that it desires to receive such access or information (without disclosing the nature of any information that may constitute material, nonpublic information) and if the Buyer agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.

(s) Sales by Officers and Directors. Until the later of (i) the Trigger Date and (ii) 180 Trading Days after the Closing Date, the Company shall not, directly or indirectly, permit any officer or director of the Company or any of its Subsidiaries to sell any Class A Common Stock pursuant to a contract, instruction or plan in accordance with Rule 10b5-1 of the 1934 Act.

(t) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(u) Existing Rights of Participation. The Company represents that it has given the required notice to the holders of the June 2004 Participation Right and the Existing Participation Right (collectively, the “Participation Rights Holders”). In the event that all Participation Rights Holders are not party to this Agreement on the date hereof (each a “Non-Participating Buyer”), unless such notice has been waived by the Participating Holders as a result of their respective execution of this Agreement as of the date hereof, the Company shall inform SAC by no later than ten (10) Business Days after the date hereof (the “Participation Deadline”) as to whether or not and to what extent such Non-Participating Buyer has exercised any such right (any such Non-Participating Buyer exercising such rights, a “Participating Buyer”). The Preferred Shares and Warrants not being purchased by any Non-Participating Buyer on the date hereof shall be allocated to SAC. Upon a Non-Participating Buyer’s execution and delivery to the Company of a signature page to this Agreement prior to the Participation Deadline, the Preferred Shares and Warrants of such Non-Participating Buyer allocated to SAC hereunder shall automatically be allocated to such Non-Participating Buyer.

(v) Waiver of Existing Antidilution and Existing Rights of Participation. Each Buyer hereby agrees to waive, solely with respect to the issuance of the Securities hereunder, the application of the adjustment provisions set forth in any of the securities issued pursuant to the Existing SPA and pursuant to Section 4(j) of the Existing SPA and held by such Buyer (or its affiliates) as of the date hereof. Further, each Buyer hereby agrees to waive, solely with respect to the issuance of the Securities hereunder and the issuance Common Stock or warrants to purchase up to 2,800,000 shares of Common Stock, in the aggregate, that may be issued to one or more parties who have provided consulting services to the Company, including Michael Gold or one of his affiliates, the application of the adjustment provisions set forth in any of the securities issued pursuant to the Existing SPA and pursuant to Section 4(j) of the Existing SPA and held by such Buyer (or its affiliates) as of the date hereof and any pre-emptive right, participation right or prohibition on such issuance set forth in the Existing SPA or related notes and warrants and held by such Buyer (or its affiliates) as of the date hereof.

(w) Company Restricted Transfers. Each Buyer agrees that it shall not transfer any of the Securities to any of the Company’s officers, directors, employees or consultants in a manner that would require the approval of the stockholders of the Company in accordance with the rules of the Principal Market.

(x) Bridge Facility Reduction. In accordance with Section 6.06(b) of the Senior Credit Agreement (as defined below), on the Closing Date the Company shall pay-off in full each applicable Buyer’s principal, accrued, but unpaid interest, and any other amounts outstanding under the Bridge Facility. The outstanding principal amount of each such Buyer under the Bridge Facility as of the date hereof is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers and such amount, together with any accrued, but unpaid interest thereon, and any other amounts outstanding under the Bridge Facility, shall be withheld by such Buyer on the Closing Date as partial payment of such Buyer’s Purchase Price hereunder. This provision constitutes notice of repayment as required by the applicable financing documents.

(y) Amendments to Existing RRA. Each Buyer hereby agrees that the Filing Deadline set forth in the Existing RRA is hereby amended to mean ten (10) Business Days after the earlier of (x) May 3, 2005 and (y) the Closing; provided that in the event that the Registration Statement required by the Existing RRA is not filed on or before such amended Filing Deadline in accordance with the Existing RRA, the Company shall make any payments required to be paid pursuant to Section 2(g) of the Existing RRA retroactively from April 21, 2005. In addition, each Buyer hereby agrees that the Effectiveness Deadline set forth in the Existing RRA is hereby amended to mean as soon as practicable, but not later than 60 calendar days (or in the event the SEC reviews the Registration Statement and requires the Company to make modifications thereto, 90 calendar days) after the date the Registration Statement required under the Existing RRA is initially filed with the SEC; provided that in the event that the Registration Statement required by the Existing RRA is not declared effective on or before such amended Effectiveness Deadline in accordance with the Existing RRA, the Company, shall make any payments required to be paid pursuant to Section 2(g) of the Existing RRA retroactively from April 21, 2005. To the extent that the registration statement required pursuant to the terms of the Existing RRA (the “Existing RRA Registration Statement”) is filed, but not declared effective, prior to the Registration Statement required by the Registration Rights Agreement, each Buyer hereby consents to an amendment to the Existing RRA Registration Statement to include the Registrable Securities (as defined in the Registration Rights Agreement).

(z) Trustee Consent. Each Buyer hereby affirms that such Buyer provides its consent to any modifications, amendments and supplements necessary under the Indenture (as defined in the Existing SPA) to authorize the Trustee to take any and all actions on behalf of such Buyers in connection with the Amended and Restated Subordination Agreement and the Security Documents and authorizes the Trustee to take any and all further actions necessary in furtherance thereof.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants, in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person, the number of Conversion Shares issuable upon conversion of the Preferred Shares and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s) or transferee, for the Securities issued at the Closing or upon conversion of the Preferred Shares or exercise of the Warrants or transfer of the Preferred Shares or Warrants, in such amounts as specified from time to time by each Buyer to the Company upon conversion or transfer of the Preferred Shares or exercise or transfer of the Warrants in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) Preferred Shares and the Warrants. The obligation of the Company hereunder to issue and sell the Preferred Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of SAC, the amounts withheld pursuant to Section 4(g)) for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv) Each Buyer shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

(b) Closing Exercise Shares. The obligation of the Company hereunder to issue the Closing Exercise Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Delivery by such Buyer of appropriate exercise notices with respect to its election to exercise the Existing Warrants.

(ii) Delivery by such Buyer to the Company of its Existing Warrants relating to the Closing Exercise Shares.

(iii) Payment by such Buyer to the Company of the Closing Exercise Price by wire transfer of immediately available funds pursuant to wire instructions provided by the Company to such Buyer prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) Closing Date. The obligation of each Buyer hereunder to purchase the Preferred Shares, the Warrants and the Closing Exercise Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and, to the extent it is a party thereto, each of its Subsidiaries, shall have executed and delivered to such Buyer (1) each of the Transaction Documents, (2) one or more certificates representing the Preferred Shares (in such number and denominations as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, (3) the Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, (4) one or more certificates representing the Closing Exercise Shares (in such number and denominations as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement and (5) new Existing Warrants (in such amounts as such Buyer shall request) representing unexercised portions of Existing Warrants delivered to the Company with respect to exercising Existing Warrants for the Closing Exercise Shares.

(ii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iii) Each Buyer shall have received the opinion of Akin Gump Strauss Hauer & Feld LLP, the Company’s outside counsel, dated as of the Closing Date, substantially covering the matters set forth in Exhibit E attached hereto.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business, as of a date within 10 days of the Closing Date.

(vi) The Certificate of Designations in the form attached as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(vii) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date, which shall reflect the Certificate of Designations as part thereof or attachment thereto.

(viii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (x) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (y) the Certificate of Incorporation, as amended and (z) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

(ix) The representations and warranties of the Company shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality or Material Adverse Effect which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by a duly authorized executive officer of the Company, dated as of the Closing Date, to the foregoing effect, certifying as to the fulfillment of the conditions specified in Section 7 of this Agreement and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

(x) No event, circumstances or fact shall have occurred which has resulted in, would result in or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; provided, however, that for purposes of this condition, Material Adverse Effect does not include any event, circumstance or fact that does not or would not, with the passage of time, reasonably be expected to result in an Event of Default (as defined in either (A) the Amended and Restated Credit Agreement, dated as of September 22, 2004 (as amended from time to time, the “Senior Credit Agreement”), by and among, the Senior Agent, the Senior Lenders, the Company and certain of its Subsidiaries, as amended as of the date hereof and without regard to any future waiver or amendment thereof, the “Senior Credit Facility” or (B) the Bridge Facility).

(xi) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Class A Common Stock outstanding as of a date within five (5) days of the Closing Date.

(xii) The Class A Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xiii) The Senior Lenders shall have executed and delivered the Security Documents and the Company shall have obtained the consent or waiver of the respective lenders under the Senior Credit Agreement and the Bridge Facility to the transactions contemplated by the Transaction Documents, including the issuance and sale of the Securities and the Company’s performance of its other obligations thereunder, which consents and/or waivers shall be in form and substance satisfactory to Schulte Roth & Zabel LLP.

(xiv) The Company shall have obtained all other governmental, regulatory or third party consents and approvals, if any, necessary to be obtained for the sale of the Securities.

(xv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b) Other than the Security Documents, which shall be effective on the Escrow Date in accordance with their respective terms, the parties hereby agree that each of the documents required to be delivered pursuant to Section 7(a) hereof shall be executed and delivered by the appropriate parties on April 29, 2005 (the “Escrow Date”) and, except for the documents listed on Schedule 1, are dated as of the Escrow Date, to be held in escrow by Akin Gump Strauss Hauer & Feld LLP and Schulte Roth & Zabel LLP, and all actions required to be undertaken pursuant to Section 7(a) shall be completed, as the case may be, on or prior to the Escrow Date (the “Escrow Conditions”). The Company shall certify that the Escrow Conditions are met, and each Buyer shall waive each of the conditions to Closing set forth in Sections 7(a) (including, but not limited to, Section 7(a)(x) hereof), except for Sections 7(a)(i) and (xi), which shall constitute the only remaining conditions to each Buyer’s obligation to purchase the Preferred Shares, the Warrants and the Closing Exercise Shares on the Closing Date, by executing a waiver in substantially the form attached hereto as Exhibit H, which shall be acceptable to the Majority Buyers in their sole discretion.

8. FAILURE TO SATISFY. In the event (a) that on or before 5:00 p.m. (EST) on the Escrow Date (i) the Company shall have failed to satisfy the conditions set forth in Section 7 above (other than the satisfaction of the conditions set forth in Sections 7(a)(i) and (xi) above) or (ii) such Buyer shall have failed to satisfy the conditions set forth in Section 6 above (other than the satisfaction of the condition set forth in Sections 6(a)(ii) above) and the nonbreaching party has failed to waive such unsatisfied condition(s), or (b) the Closing shall not have occurred with respect to any Buyer on or before May 3, 2005 due to the Company’s failure to satisfy the conditions set forth in Sections 7(a)(i) and (xi) above and the nonbreaching party has failed to waive such unsatisfied condition(s), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date; provided, however, this if this Agreement is terminated pursuant to this Section 8, the Company (other than a termination due to a breach of this Agreement by SAC) shall remain obligated to reimburse SAC for the expenses described in Section 4(g)(ii) above.

9. EFFECT OF FAILURE TO SATISFY. If this Agreement is terminated by any party pursuant to Section 8 and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect and there shall be no liability on the part of any party hereto (or any shareholder, director, officer, partner, employee, agent, consultant or representative of such party), except as set forth in this Section 9; provided, however, if this Agreement is terminated pursuant to Section 8, the Company shall remain obligated to reimburse SAC for the expenses described in Section 4(g) above; and provided, further, that any termination of this Agreement shall not relieve any party hereto from any liability for any breach of any provisions of this Agreement. This Section 9 shall survive termination of this Agreement in accordance with its terms.

10. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Majority Buyers, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction

Documents, holders of Preferred Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

The Wet Seal, Inc.
26972 Burbank
Foothill Ranch, California 92610
Telephone: (949) 699-3919
Facsimile: (949) 699-4825
Attention: Chief Financial Officer

With a copy (for informational purposes only) to:

Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, New York 10022
Telephone: (212) 872-1000
Facsimile: (212) 872-1002
Attention: Alan Siegel, Esq.
Ackneil M. Muldrow III, Esq.

If to the Transfer Agent:

American Stock Transfer and Trust Company
40 Wall Street
New York, New York
Telephone: (718) 921-8208
Facsimile: (718) 921-8335
Attention: Geraldine Zarbo

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

With a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any subsequent purchasers of the Preferred Shares or the Warrants or, upon the conversion or exercise thereof, respectively, Conversion Shares or Warrant Shares, other than pursuant to an effective registration statement with respect thereto. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Buyers, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by such Buyer of any of the Securities, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. Each Buyer and the Company acknowledges that SAC may assign some or all of its rights (i) hereunder and under the other Transaction Documents, (ii) under the Existing SPA and the Transaction Documents (as defined in the Existing SPA) and (iii) under the June SPA and the Transaction Documents (as defined in the June SPA), to an entity affiliated with Prentice Capital LLC without the consent of any such Buyer or the Company, subject to applicable securities laws and provided that such party agrees to be bound by the terms and covenants hereof. In addition to the foregoing, the Company acknowledges that any of the Buyers may assign and transfer some of the rights and obligations in connection with the purchase of the Securities prior to Closing to other Buyers, which Buyers shall become party hereto by execution of a signature to this Agreement and by updating of the Schedule of Buyers hereto in which case such assignee shall be deemed a Buyer for all purposes hereunder as if such assignee executed this Agreement on the date hereof. In the event that any Buyer fails to provide its Purchase Price at the Closing, SAC shall have the right to purchase such Buyer’s Securities hereunder.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 10 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies; Rescission and Withdrawal. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part, in accordance with the terms of the Transaction Documents, without prejudice to its future actions and rights.

(n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer, other than SAC, acknowledges that (i) Schulte Roth & Zabel LLP solely represented SAC in connection with the transaction contemplated hereby and (ii) SAC did not provide any advice in connection herewith and such Buyer’s determination to participate herein was based solely on its own evaluation of the risks and merits of the investment contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

THE WET SEAL, INC.

By:	/s/ DOUGLAS C. FELDERMAN
Name:	Douglas C. Felderman
Title:	Executive Vice President & Chief Financial Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

S.A.C. CAPITAL ASSOCIATES, LLC By: S.A.C. Capital Advisors, LLC

By:	/s/ PETER NUSSBAUM
Name:	Peter Nussbaum
Title:	General Counsel

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

PRENTICE CAPITAL PARTNERS QP, LP

By:	Prentice Capital GP, LLC, its general partner

By:	/s/ Charles Phillips
Name:	Charles Phillips
Title:

PRENTICE CAPITAL PARTNERS, LP

By:	Prentice Capital GP, LLC, its general partner

By:	/s/ Charles Phillips
Name:	Charles Phillips
Title:

PRENTICE CAPITAL OFFSHORE, LTD

By:	Prentice Capital Management, LP, the Investment Manager

By:	/s/ Charles Phillips
Name:	Charles Phillips
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

GMM CAPITAL, LLC

By:	/s/ ISAAC DABAH
Name:	Isaac Dabah
Title:	Director

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

GOLDFARB CAPITAL PARTNERS LLC

By:	/s/ MORRIS GOLDFARB
Name:	Morris Goldfarb
Title:	Member

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

/s/ CHARLES PHILLIPS
Mr. Charles Phillips

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

UBS FINANCIAL SERVICES AS CUSTODIAN FBO CHARLES G. PHILLIPS ROLLOVER IRA

By:	/s/ Charles Phillips
Name:	Charles Phillips
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

/s/ ELI WACHTEL
Mr. Eli Wachtel

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

WLSS CAPITAL PARTNERS, LLC

By:	/s/ WAYNE S. MILLER
Name:	Wayne S. Miller
Title:	Member

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

SMITHFIELD FIDUCIARY, LLC

By:	/s/ SCOTT M. WALLACE
Name:	Scott M. Wallace
Title:	Authorized Signatory

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

By:	D.B. ZWIRN PARTNERS LLC, its general partner

By:	/s/ DANIEL B. ZWIRN
Name:	Daniel B. Zwirn
Title:	Managing Member

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

By:	D.B. ZWIRN & CO., L.P., its trading Manager

By:	/s/ DANIEL B. ZWIRN
Name:	Daniel B. Zwirn
Title:	Managing Member

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

RIVERVIEW GROUP, LLC

By:	/s/ TERRY FEENEY
Name:	Terry Feeney
Title:	Chief Operating Officer

SCHEDULE OF BUYERS

(1)	(2)	(3)		(4)		(5)	(6)		(7)
Buyer	Address and Facsimile Number	Aggregate Number of Preferred Shares		Number of Series E Warrant Shares		Principal Amount of Bridge Facility	Purchase Price		Legal Representative’s Address and Facsimile Number	Tax ID #
S.A.C. Capital Associates, LLC	c/o S.A.C. Capital Advisors, LLC 72 Cummings Point Road Stanford, Connecticut 06902 Attention: General Counsel Facsimile: (203) 890-2393 Residence: Anguila	6,040		2,209,822		$4,910,714	$6,040,000		Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376	98-0169203
Prentice Capital Partners QP, LP	c/o Prentice Capital Management, LP 623 Fifth Avenue 32nd Floor New York, NY 10022 Attention: Michael Zimmerman Charles Phillips Facsimile: 212-756-1464	6,040	**	1,473,214	**	N/A	$6,040,000	**	N/A	73-1728934
Prentice Capital Partners, LP	c/o Prentice Capital Management, LP 623 Fifth Avenue 32nd Floor New York, NY 10022 Attention: Michael Zimmerman Charles Phillips Facsimile: 212-756-1464	*	*	*	*	N/A	*	*	N/A	73-1728929
Prentice Capital Offshore, Ltd	c/o Prentice Capital Management, LP 623 Fifth Avenue 32nd Floor New York, NY 10022 Attention: Michael Zimmerman Charles Phillips Facsimile: 212-756-1464	*	*	*	*	N/A	*	*	N/A	N/A
GMM Capital, LLC	111 West 40th Street 20th Floor New York, NY 10018	3,075		937,500		$1,250,000	$3,075,000		Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Attention: Thomas W. Greenberg, Esq. Facsimile: (917) 777-7886 Telephone: (212) 735-7886	72-6232404
Goldfarb Capital Partners LLC	21 Fairway Drive Mamaroneck, NY 10543	1,977		602,679		$982,143	$1,977,000		Fulbright and Jaworski 666 Fifth Avenue New York, N.Y. 10103 Attention. Neil Gold, Esq. Facsimile: (212) 318-3400 Telephone: (212) 318-3022	20-1850320
Mr. Charles Phillips	777 Park Avenue New York, NY 10021	556		169,430		$357,143	$556,000		N/A	N/A
UBS Financial Services as Custodian FBO Charles G. Phillips Rollover IRA	c/o Mr. Charles Phillips 777 Park Avenue New York, NY 10021	323		98,427		N/A	$323,000		N/A	N/A
Mr. Eli Wachtel	7 Shaw Road Scarsdale, NY 10583	395		120,536		N/A	$395,000		N/A	N/A
WLSS Capital Partners, LLC	c/o Wayne Miller 1365 York Avenue Apt. 26B New York, NY 10021	44		13,393		N/A	$44,000		Fulbright and Jaworski 666 Fifth Avenue New York, N.Y. 10103 Attention. Neil Gold, Esq. Facsimile: (212) 318-3400 Telephone: (212) 318-3022	20-1850320
Smithfield Fiduciary LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street 27th Floor New York, NY 10019 Attention: Ari J. Storch Adam J. Chill Fax: (212) 751-0755 Telephone: (212) 287-4720 Residence: Cayman Islands	2,601		793,008		$1,057,343	$2,601,000		N/A	N/A
D.B. Zwirn Special Opportunities Fund, L.P	c/o D.B. Zwirn & Co., L.P. 745 Fifth Avenue, 18th Floor New York, New York 10151 Telephone: (646) 720-9100 Fax: (646) 720-9000 Attention: Daniel B. Zwirn Perry A. Gruss Residence: Cayman Islands	750		228,496		$304,662	$750,000		N/A	73-1637217
D.B. Zwirn Special Opportunities Fund, Ltd.	c/o D.B. Zwirn & Co., L.P. 745 Fifth Avenue, 18th Floor New York, New York 10151 Telephone: (646) 720-9100 Fax: (646) 720-9000 Attention: Daniel B. Zwirn Perry A. Gruss Residence: Cayman Islands	749		228,495		$304,662	$749,000		N/A	N/A
Riverview Group, LLC	666 Fifth Avenue, 8th floor New York, New York 10103 Attention: Daniel Cardella Fax: (212) 905-4414 Telephone: (212) 841-4100 Residence: Delaware	2,050		625,000		$833,333	$2,050,000		N/A	11-3485705

	Total:	24,600		7,500,000		$10,000,000	$24,600,000

**	Allocations of the securities listed under Prentice Capital Partners QP, LP among Prentice Capital Partners QP, LP, Prentice Capital Partners, LP, Prentice Capital Offshore, Ltd and Mr. Charles Phillips to be delivered to the Company prior to the Closing Date.

SCHEDULE OF CLOSING EXERCISE SHARES

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Number of Series A Warrant Shares	Exercise Price of Series A Warrant Shares	Number of Series B Warrant Shares	Exercise Price of Series B Warrant Shares	Aggregate Number of Closing Exercise Shares	Aggregate Closing Exercise Price
S.A.C. Capital Associates, LLC	1,129,464	$1,976,562.00	520,536	$1,171,206.00	1,650,000	$3,147,768.00
Prentice Capital Partners QP, LP	N/A	N/A	N/A	N/A	N/A	N/A
Prentice Capital Partners, LP	N/A	N/A	N/A	N/A	N/A	N/A
Prentice Capital Offshore, Ltd	N/A	N/A	N/A	N/A	N/A	N/A
GMM Capital, LLC	287,500	$503,125.00	132,500	$298,125.00	420,000	$801,250.00
Goldfarb Capital Partners LLC	184,822	$323,438.50	85,178	$191,650.50	270,000	$515,089.00
Mr. Charles Phillips	82,143	$143,750.25	37,857	$85,178.25	120,000	$228,928.50
UBS Financial Services as Custodian FBO Charles G. Phillips Rollover IRA	N/A	N/A	N/A	N/A	N/A	N/A
Mr. Eli Wachtel	36,964	$64,687.00	17,035	$38,328.75	53,999	$103,015.75
WLSS Capital Partners, LLC	4,107	$7,187.25	1,892	$4,257.00	5,999	$11,444.25
Smithfield Fiduciary LLC	243,189	$425,580.75	112,078	$252,175.50	355,267	$677,756.25
D.B. Zwirn Special Opportunities Fund, L.P	70,072	$122,626.00	32,294	$72,661.50	102,366	$195,287.50
D.B. Zwirn Special Opportunities Fund, Ltd.	70,072	$122,626.00	32,294	$72,661.50	102,366	$195,287.50
Riverview Group, LLC	191,667	$335,417.25	88,333	$198,749.25	280,000	$534,166.50

Total:	2,300,000	$4,025,000	1,059,997	$2,384,993.25	3,359,997	$6,409,993.25

SCHEDULE 1

DOCUMENTS TO BE DATED AS OF THE CLOSING DATE:

1. Certificates representing the Preferred Shares

2. Warrants

3. (Common Stock) certificates representing the Closing Exercise Shares (issuable upon exercise of the Series A and Series B Warrants)

4. New Existing (Series B) Warrants representing the unexercised portions of the Existing (Series B) Warrants

5. Akin Gump Strauss Hauer & Feld LLP opinion

EXHIBITS

Exhibit A	Form of Certificate of Designations
Exhibit B	Form of Series E Warrants
Exhibit C	Registration Rights Agreement
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	Form of Outside Company Counsel Opinion
Exhibit F	Form of Secretary’s Certificate
Exhibit G	Form of Officer’s Certificate
Exhibit H	Form of Waiver

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